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                                                                    EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the following Registration Statements and related prospectuses of Chiquita Brands International, Inc. of our report dated June 19, 1997 (October 10, 1997 as to Note L) appearing in the Annual Report on Form 10-K/A of Stokely USA, Inc. for the year ended March 31, 1997 and incorporated by reference in this Current Report on Form 8-K dated November 20, 1997.

         Registration
Form       No.                   Description
-------------------------------------------------------------------------------
S-3       33-58424      Dividend Reinvestment Plan

S-3       33-41057      Common Stock issuable upon conversion of Convertible
                        Subordinated Debentures

S-3      333-00789      Debt Securities, Preferred Stock, Preference Stock,
                        Depositary Shares, Common Stock and Securities Warrants

S-3      333-37187      Common Stock to be sold in a secondary offering

S-8        33-2241      Chiquita Savings and Investment Plan
          33-16801
          33-42733
          33-56572
         333-39671

S-8       33-14254      1986 Stock Option and Incentive Plan
          33-38284
          33-41069
          33-53993

S-8       33-25950      Individual Stock Option Plan

S-8       33-38147      Associate Stock Purchase Plan




                                 /s/Deloitte & Touche, LLP

Milwaukee, Wisconsin
November 20, 1997